Exhibit 10.1

Exchange Agreement

May 15, 2019

Par Pacific Holdings, Inc.

5.00% Convertible Senior Notes due 2021

Ladies and Gentlemen:

The undersigned investor (the “Investor”), for itself and on behalf of the beneficial owners listed on Exhibit B.1 hereto (“Accounts”) for whom the Investor holds contractual and investment authority (each, including the Investor if it is a party exchanging Notes (as defined below), an “Exchanging Investor”), hereby agrees to exchange, with Par Pacific Holdings, Inc. (the “Company”), certain 5.00% Convertible Senior Notes due 2021, CUSIP 69888VAA1 (the “Notes”) for the Exchange Consideration (as defined below). The Investor understands that the exchange (the “Exchange”) is being made without registration of the offer or sale of the Shares (as defined below) under the Securities Act of 1933, as amended (the “Securities Act”), or any securities laws of any state of the United States or of any other jurisdiction pursuant to a private placement exemption from registration under Section 4(a)(2) of the Securities Act and that each Exchanging Investor participating in the Exchange is required to be an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that is also a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act.

This Exchange Agreement and the Terms and Conditions for Exchange of Securities attached hereto as Exhibit A (the “Terms and Conditions” and, together with this Exchange Agreement, the “Agreement”) is made as of the date hereof between the Company and the Investor. Capitalized terms used but not defined in this Agreement have the respective meanings set forth in the indenture, dated as of June 21, 2016, between the Company and Wilmington Trust, National Association (the “Indenture”).

Subject to the terms and conditions of this Agreement, the Investor hereby agrees to exchange, and cause the other Exchanging Investors to exchange, an aggregate principal amount of the Notes set forth on Exhibit B.1 hereto (the “Exchanged Notes”) for (i) an amount in cash as set forth on Exhibit B.1 hereto (the “Cash Consideration”), and (ii) a number of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) as set forth on Exhibit B.1 hereto (such number of shares of Common Stock in respect of all Exchanged Notes for each Exchanging Investor, the “Shares” and, together with the Cash Consideration, the “Exchange Consideration”). The Company and the Investor agree that no Exchanging Investor shall deliver a Notice of Conversion with respect to any Exchanged Notes and each Exchanging Investor shall hold the Exchanged Notes until the Closing (as defined in the Terms and Conditions). In consideration for the performance of its obligations hereunder (including as described in the immediately preceding sentence), the Company agrees to deliver the Exchange Consideration on the Closing Date (as defined in the Terms and Conditions) to each Exchanging Investor in exchange for its Exchanged Notes.

On the Closing Date, subject to satisfaction of the conditions precedent specified in Section 5 of the Terms and Conditions and the prior receipt by the Trustee from the Investor of the Exchanged Notes, the Company shall deliver the Shares to the DTC account and the Cash Consideration by wire transfer to the account, in each case specified by the Investor for each relevant Exchanging Investor in Exhibit B.2 as set forth in the Terms and Conditions. All questions as to the form of all documents and the validity and acceptance of the Exchanged Notes and the Exchange Consideration will be determined by the Company, in its sole discretion, which determination shall be final and binding.

Subject to the terms and conditions of this Agreement, the Investor hereby, for itself and on behalf of its Accounts, (a) waives any and all other rights with respect to such Exchanged Notes and (b) releases and discharges the Company from any and all claims the undersigned and its Accounts may now have, or may have in the future, arising out of, or related to, such Exchanged Notes.

Each of the provisions of the Terms and Conditions is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Exchange Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations, warranties, and agreements set forth therein shall be deemed to have been made at and as of the date of this Exchange Agreement. Unless otherwise defined herein, terms defined in the Terms and Conditions are used herein as therein defined.

This Agreement constitutes the entire agreement between the Company and the Investor with respect to the subject matters hereof. This Exchange Agreement may be executed by one or more of the parties hereto in any number of separate counterparts (including by facsimile or other electronic means, including telecopy, email or otherwise), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Exchange Agreement by facsimile or other transmission (e.g., “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof.

[SIGNATURE PAGE FOLLOWS]

If the foregoing correctly sets forth your understanding as to the matters set forth herein, please indicate your acceptance thereof in the space provided below for that purpose and deliver a copy to the undersigned, whereupon this Agreement shall constitute a binding agreement between the Company and the Investor.

Very truly yours,

PAR PACIFIC HOLDINGS, INC.

By
Name:
Title:

Please confirm that the foregoing correctly sets forth the agreement between the Company and the Investor by signing in the space provided below for that purpose.

AGREED AND ACCEPTED:

Investor:
[ ], in its capacity as described in the first paragraph hereof

By
Name:
Title:

EXHIBIT A

Terms and Conditions for Exchange of Securities

Each of Par Pacific Holdings, Inc. (the “Company”), and the undersigned (the “Investor”), for itself and on behalf of the beneficial owners listed on Exhibit B.1 to the Exchange Agreement for whom the Investor holds contractual and investment authority (together with the Investor, the “Exchanging Investors”), hereby confirms its agreement pursuant to that certain exchange agreement, dated as of May 15, 2019 (the “Exchange Agreement”), to which these Terms and Conditions for Exchange of Securities (the “Terms and Conditions”) are attached as Exhibit A, as set forth in these Terms and Conditions and in the Exchange Agreement (together, this “Agreement”) relating to the exchange of the Exchanged Notes for the Exchange Consideration as set forth in this Agreement. Capitalized terms used but not defined in the Terms and Conditions have the meanings set forth in the Exchange Agreement.

1.    Exchange Consideration; Exchange. On the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, the Investor hereby agrees to exchange, and to cause the other Exchanging Investors to exchange, an aggregate principal amount of the Notes set forth on Exhibit B.1 to the Exchange Agreement (the “Exchanged Notes”) for the Exchange Consideration as set forth in this Exchange Agreement. No Exchanging Investor shall deliver a Notice of Conversion in respect of any Exchanged Notes and shall receive the Exchange Consideration as set forth in this Agreement.

The Exchange shall occur in accordance with the procedures set forth in Exhibit B.3 hereto (the “Exchange Procedures”); provided that each of the Company and the Investor acknowledges that the delivery of the Shares to any Exchanging Investor may be delayed due to procedures and mechanics within the system of the DTC or the New York Stock Exchange (the “NYSE”) (including the procedures and mechanics regarding the listing of the Shares on the NYSE) or other events beyond the Company’s control and that such a delay will not be a default under this Agreement so long as (i) the Company is using its reasonable best efforts to effect such delivery, and (ii) unless such delay arises due to a failure by Investor to deliver settlement instructions in accordance with Section 4(s), such delay is no longer than five business days; provided, further, that no delivery of Shares will be made until the Exchanged Notes have been properly submitted for exchange in accordance with the Exchange Procedures and no accrued interest will be payable by reason of any delay in making such delivery.

2.    The Closing. The closing of the Exchange (the “Closing”) shall take place at the offices of Porter Hedges LLP at 10:00 a.m., New York City time, on the fifth Trading Day following the date hereof (the “Closing Date”), or at such other time and place as the Company and the Investor may mutually agree.

3.    Representations and Warranties and Covenants of the Company. As of the date hereof and the Closing, the Company represents and warrants to, and covenants with, the Exchanging Investors that:

(a)    The Company is duly incorporated, validly existing and in good standing under the laws of its state of incorporation, and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Exchange contemplated hereby.

(b)    This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors, and rules of law governing specific performance, injunctive relief or other equitable remedies. This Agreement and

Ex. A – 1

consummation of the Exchange will not violate, conflict with or result in a breach of or default under (i) assuming the truth and accuracy of the representations and warranties and compliance with the covenants of the Investor herein, the charter, bylaws or other organizational documents of the Company, (ii) any agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound, or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Company, except for such violations, conflicts or breaches under clauses (ii) and (iii) above that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the financial position or results of operations of the Company and its subsidiaries taken as a whole or on its performance of its obligations under this Agreement or on the consummation of the transactions contemplated thereby.

(c)    The Shares have been duly authorized and, upon delivery against payment therefor as provided herein, will be fully paid and non-assessable; assuming the truth and accuracy of the representations and warranties and compliance with the covenants of the Investor herein, the Shares will be issued without any legends that restrict the transfer of such Shares under the U.S. federal securities laws; and the Shares will not be subject to any preemptive, participation, rights of first refusal or other similar rights.

(d)    At the Closing, the Shares shall have been approved for listing on the NYSE, subject to official notice of issuance.

(e)    The terms of the Exchange are the result of bilateral negotiations between the parties.

4.    Representations and Warranties and Covenants of the Investor. As of the date hereof and the Closing (except as otherwise set forth below), the Investor hereby, for itself and on behalf of the Exchanging Investors, represents and warrants to, and covenants with, the Company that:

(a)    The Investor and each Exchanging Investor is a corporation, limited partnership, limited liability company or other entity, as the case may be, duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation.

(b)    The Investor has all requisite corporate (or other applicable entity) power and authority to execute and deliver this Agreement for itself and on behalf of the Exchanging Investors and to carry out and perform its obligations under the terms hereof and the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Investor and constitutes the valid and binding obligation of the Investor and each Exchanging Investor, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors, and rules of law governing specific performance, injunctive relief or other equitable remedies. If the Investor is executing this Agreement on behalf of an Account, (i) the Investor has all requisite discretionary and contractual authority to enter into this Agreement on behalf of, and, bind, each Account, and (ii) Exhibit B.1 and Exhibit B.2 attached to the Exchange Agreement contain a true, correct and complete list of (A) the name of each Account and (B) the principal amount of each Account’s Exchanged Notes, as applicable.

(c)    As of the date hereof and as of the Closing, each of the Exchanging Investors isthe current sole legal and beneficial owner, and has continuously been for the immediately preceding six months the sole legal and beneficial owner, of the Exchanged Notes set forth on

Ex. A – 2

Exhibit B.1 attached to the Exchange Agreement. When the Exchanged Notes are exchanged, the Company will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances or adverse claims, rights or proxies of any kind (“Liens”) (i) arising by operation of applicable law, (ii) arising by operation of any organizational documents of the Company, the Investor, each Exchanging Investor or the Notes, (iii) that is not terminated on or prior to the Closing, or (iv) created by or imposed by or on the Company. None of the Exchanging Investors has, nor prior to the Closing, will have, in whole or in part, other than pledges or security interests that an Exchanging Investor may have created in favor of a prime broker under and in accordance with its prime brokerage agreement with such broker, (x) assigned, transferred, hypothecated, pledged, exchanged, submitted for conversion pursuant to the Indenture or otherwise disposed of any of its Exchanged Notes (other than to the Company pursuant hereto), or (y) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to its Exchanged Notes.

(d)    The execution, delivery and performance of this Agreement by the Investor and compliance by each Exchanging Investor with all provisions hereof and the consummation of the transactions contemplated hereby, will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except as may be required under the securities or Blue Sky laws of the various states), (ii) constitute a breach or violation of any of the terms or provisions of, or result in a default under, (x) the organizational documents of any of the Investor or any Exchanging Investor or (y) any material indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Investor or any of the Exchanging Investors is a party or by which such Investor or Exchanging Investor is bound, or (iii) violate or conflict with any applicable law or any rule, regulation, judgment, decision, order or decree of any court or any governmental body or agency having jurisdiction over the Investor or any of the Exchanging Investors.

(e)    The Investor and each Exchanging Investor will comply with all applicable laws and regulations in effect necessary for each Exchanging Investor to consummate the transactions contemplated hereby and obtain any consent, approval or permission required for the transactions contemplated hereby and the laws and regulations of any jurisdiction to which the Investor and each such Exchanging Investor is subject, and the Company shall have no responsibility therefor.

(f)    The Investor acknowledges that no person has been authorized to give any information or to make any representation or warranty concerning the Company or the Exchange other than the information set forth herein in connection with the Investor’s and each Exchanging Investor’s examination of the Company and the terms of the Exchange and the Shares, and the Company does not take, and neither J. Wood Capital Advisors LLC nor Tudor, Pickering, Holt & Co. (each, a “Placement Agent” and collectively, the “Placement Agents”) takes, any responsibility for, and neither the Company nor any of the Placement Agents can provide any assurance as to the reliability of, any other information that others may provide to the Investor or any Exchanging Investor.

(g)    The Investor and each Exchanging Investor has such knowledge, skill and experience in business, financial and investment matters so that it is capable of evaluating the merits and risks with respect to the Exchange and an investment in the Shares. With the assistance of each Exchanging Investor’s own professional advisors, to the extent that the Exchanging Investor has deemed appropriate, such Exchanging Investor has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Shares and the

Ex. A – 3

consequences of the Exchange and this Agreement and the Exchanging Investor has made its own independent decision that the investment in the Shares is suitable and appropriate for the Exchanging Investor. Each Exchanging Investor has considered the suitability of the Shares as an investment in light of such Exchanging Investor’s circumstances and financial condition and is able to bear the risks associated with an investment in the Shares.

(h)    The Investor confirms that it and each Exchanging Investor is not relying on any communication (written or oral) of the Company, the Placement Agents or any of their respective affiliates or representatives as investment advice or as a recommendation to acquire the Shares or the Cash Consideration in the Exchange. It is understood that information provided by the Company, the Placement Agents or any of their respective affiliates and representatives shall not be considered investment advice or a recommendation to participate in the Exchange, and that none of the Company, the Placement Agents or any of their respective affiliates or representatives is acting or has acted as an advisor to the Investor or any Exchanging Investor in deciding to participate in the Exchange.

(i)    The Investor confirms that the Company has not (i) given any guarantee, representation or warranty as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Shares or (ii) made any representation or warranty to the Investor or any Exchanging Investor regarding the legality of an investment in the Shares under applicable legal investment or similar laws or regulations. In deciding to participate in the Exchange, the Investor is not relying on the advice or recommendations of the Company and the Investor has made its own independent decision that the investment in the Shares is suitable and appropriate for the Investor.

(j)    The Investor and each Exchanging Investor is familiar with the business and financial condition and operations of the Company and the Investor and each Exchanging Investor has had the opportunity to conduct its own investigation of the Company and the Shares. The Investor and each Exchanging Investor has had access to the Securities and Exchange Commission (“SEC”) filings of the Company and such other information concerning the Company and the Shares as it deems necessary to enable it to make an informed investment decision concerning the Exchange. The Investor and each Exchanging Investor has been offered the opportunity to ask such questions of the Company and its representatives and received answers thereto, as it deems necessary to enable it to make an informed investment decision concerning the Exchange.

(k)    Each Exchanging Investor is an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act and it and any account (including for purposes of this Section 4(k), the Accounts) for which it is acting (for which it has sole investment discretion) is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act. The Investor agrees to furnish any additional information reasonably requested by the Company or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the Exchange.

(l)    The Investor and each Exchanging Investor is not, and has not been during the consecutive three month period preceding the date hereof and as of the Closing, will not be, a director, officer or “affiliate” within the meaning of Rule 144 promulgated under the Securities Act (an “Affiliate”) of the Company. To the Investor’s knowledge, no Exchanging Investor acquired any of the Notes, directly or indirectly, from an Affiliate of the Company. Each Exchanging Investor and its Affiliates collectively beneficially own and will beneficially own as

Ex. A – 4

of the Closing Date (i) less than 5% of the outstanding Common Stock and (ii) less than 5% of the aggregate number of votes that may be cast by holders of those outstanding securities of the Company that entitle the holders thereof to vote generally on all matters submitted to the Company’s stockholders for a vote (the “Voting Power”). No Exchanging Investor (together with any Person (as defined in the Company’s certificate of incorporation) or any group of Persons) is a Five-Percent Shareholder (as defined in the Company’s certificate of incorporation) or will become at the Closing as a result of the Exchange contemplated hereby a Five-Percent Shareholder. No Exchanging Investor is a subsidiary, affiliate or, to the Investor’s knowledge, otherwise closely-related to any director or officer of the Company or beneficial owner of 5% or more of the outstanding Common Stock or Voting Power (each such director, officer or beneficial owner, a “Related Party”). To the Investor’s knowledge, no Related Party beneficially owns 5% or more of the outstanding voting equity, or votes entitled to be cast by the outstanding voting equity, of any Exchanging Investor.

(m)    Neither the Investor nor any Exchanging Investor is directly, or indirectly through one or more intermediaries, controlling or controlled by, or under direct or indirect common control with, the Company.

(n)    Each Exchanging Investor is acquiring the Shares solely for its own beneficial account (or for any account (including for purposes of this Section 4(n), the Accounts) for which it has sole investment discretion), for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Shares. The Investor and each Exchanging Investor understands that the offer and sale of the Shares have not been registered under the Securities Act or any state securities laws and are being issued without registration under the Securities Act by reason of specific exemption(s) under the provisions thereof which depend in part upon the investment intent of the Exchanging Investors and the accuracy of the other representations and warranties made by the Investor in this Agreement. The Investor and the Exchanging Investors understand that the Company is relying upon the representations, warranties and agreements contained in this Agreement (and any supplemental information provided to the Company by the Investor or the Exchanging Investors) for the purpose of determining whether this transaction meets the requirements for such exemption(s) and to issue the Shares without legends as set forth in Section 3(c) hereof.

(o)    The Investor acknowledges that the terms of the Exchange have been mutually negotiated between the Investor and the Company. The Investor was given a meaningful opportunity to negotiate the terms of the Exchange.

(p)    The Investor acknowledges that it and each Exchanging Investor had a sufficient amount of time to consider whether to participate in the Exchange and that neither the Company nor any of the Placement Agents has placed any pressure on the Investor or any Exchanging Investor to respond to the opportunity to participate in the Exchange. The Investor acknowledges that neither it nor any Exchanging Investor become aware of the Exchange through any form of general solicitation or advertising within the meaning of Rule 502 under the Securities Act or otherwise through a “public offering” under Section 4(a)(2) of the Securities Act.

(q)    The Investor acknowledges it and each Exchanging Investor understands that the Company intends to pay the Placement Agents a fee in respect of the Exchange.

Ex. A – 5

(r)    The Investor will, upon request, execute and deliver, for itself and on behalf of any Exchanging Investor, any additional documents deemed by the Company and the Trustee or the transfer agent to be reasonably necessary to complete the transactions contemplated by this Agreement.

(s)    No later than one (1) business day after the date hereof, the Investor agrees to deliver to the Company settlement instructions substantially in the form of Exhibit B.2 attached to the Exchange Agreement for each of the Exchanging Investors.

(t)    The Investor acknowledges that the Company may issue appropriate stop-transfer instructions to its transfer agent, if any, and may make appropriate notations to the same effect in its books and records to ensure compliance with the provisions of this Section 4.

(u)    The Investor understands that the Company, the Placement Agents and others will rely upon the truth and accuracy of the foregoing representations, warranties and covenants and agrees that if any of the representations and warranties deemed to have been made by it or the Exchanging Investors by their participation in the transactions contemplated by this Agreement and acquisition of the Shares are no longer accurate, the Investor shall promptly notify the Company and the Placement Agents. The Investor understands that, unless the Investor notifies the Company in writing to the contrary before the Closing, each of the Investor’s and Exchanging Investors’ representations and warranties contained in this Agreement will be deemed to have been reaffirmed and confirmed as of the Closing. If the Investor is exchanging any Exchanged Notes and acquiring the Shares as a fiduciary or agent for one or more accounts (including for purposes of this Section 4(u), the Accounts which are Exchanging Investors), it represents that (i) it has sole investment discretion with respect to each such account, (ii) it has full power to make the foregoing representations, warranties and covenants on behalf of such account and (iii) it has contractual authority with respect to each such account.

(v)    The Investor acknowledges and agrees that no Placement Agent has acted as a financial advisor or fiduciary to the Investor or any Exchanging Investor and that the Placement Agents and their respective directors, officers, employees, representatives and controlling persons have no responsibility for making, and have not made, any independent investigation of the information contained herein or in the Company’s SEC filings and make no representation or warranty to the Investor or any Exchanging Investor, express or implied, with respect to the Company, the Exchanged Notes or the Shares or the accuracy, completeness or adequacy of the information provided to the Investor or any Exchanging Investor or any other publicly available information, nor shall any of the foregoing persons be liable for any loss or damages of any kind resulting from the use of the information contained therein or otherwise supplied to the Investor or any Exchanging Investor.

(w)    The Company and its agents shall be entitled to deduct and withhold from any consideration payable pursuant to this Agreement such amounts as may be required to be deducted or withheld under applicable law, and shall be provided with a Form W-9 or the appropriate series of Form W-8, in order to establish whether any Exchanging Investor is entitled to an exemption from (or reduction in the rate of) withholding. To the extent any such amounts are withheld and remitted to the appropriate taxing authority, such amounts shall be treated for all purposes as having been paid to the Exchanging Investor to whom such amounts otherwise would have been paid.

Ex. A – 6

(x)    The Investor and each Exchanging Investor acknowledges and understands that at the time of the Closing, the Company may be in possession of material non-public information not known to the Investor or any Exchanging Investor that may impact the value of the Notes, including the Exchanged Notes, and the Shares (“Information”) that the Company has not disclosed to the Investor or any Exchanging Investor. The Investor and each Exchanging Investor acknowledges that they have not relied upon the non-disclosure of any such Information for purposes of making their decision to participate in the Exchange. The Investor and each Exchanging Investor understands, based on its experience, the disadvantage to which the Investor and each Exchanging Investor is subject due to the disparity of information between the Company, on the one hand, and the Investor and each Exchanging Investor, on the other hand. Notwithstanding this, the Investor and each Exchanging Investor has deemed it appropriate to participate in the Exchange. The Investor agrees that the Company and its directors, officers, employees, agents, stockholders and affiliates shall have no liability to the Investor or any Exchanging Investor or their respective beneficiaries whatsoever due to or in connection with the Company’s use or non-disclosure of the Information or otherwise as a result of the Exchange, and the Investor hereby irrevocably waives any claim that it or any Exchanging Investor might have based on the failure of the Company to disclose the Information.

(y)    The Investor and each Exchanging Investor understands that no federal, state, local or foreign agency has passed upon the merits or risks of an investment in the Shares or made any finding or determination concerning the fairness or advisability of this investment.

(z)    The operations of the Investor and each Exchanging Investor have been conducted in material compliance with the applicable rules and regulations administered or conducted by the U.S. Department of Treasury Office of Foreign Assets Control (“OFAC”), the applicable rules and regulations of the Foreign Corrupt Practices Act (“FCPA”) and the applicable Anti-Money Laundering (“AML”) rules in the Bank Secrecy Act. The Investor has performed due diligence necessary to reasonably determine that the Exchanging Investors are not named on the lists of denied parties or blocked persons administered by OFAC, resident in or organized under the laws of a country that is the subject of comprehensive economic sanctions and embargoes administered or conducted by OFAC (“Sanctions”), are not otherwise the subject of Sanctions and have not been found to be in violation or under suspicion of violating OFAC, FCPA or AML rules and regulations.

(aa)    (y)    The Investor acknowledges and agrees that it and each Exchanging Investor has not disclosed, either directly or indirectly, and will not disclose, to any third party any information regarding the Exchange, and has not transacted, and will not transact, either directly or indirectly, in any securities of the Company, including, but not limited to, any hedging transactions, Short Sales (as defined below) or other derivatives transactions, from the time the Investor was first contacted by the Company or the Placement Agent with respect to the transactions contemplated by this Agreement until after the confidential information (as described in the confirmatory wall-crossing email received by the Investor from the Placement Agent) is made public. “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO promulgated under the Securities Exchange Act of 1934, as amended, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, derivatives and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers.

Ex. A – 7

5.    Conditions to Obligations of the Investor and the Company. The obligations of the Investor and of the Company under this Agreement are subject to the satisfaction at or prior to the Closing of the following conditions precedent: (a) the representations and warranties of the Company contained in Section 3 hereof and of the Investor contained in Section 4 hereof shall be true and correct as of the Closing in all respects with the same effect as though such representations and warranties had been made as of the Closing and (b) no provision of any applicable law or any judgment, ruling, order, writ, injunction, award or decree of any governmental authority shall be in effect prohibiting or making illegal the consummation of the transactions contemplated by this Agreement.

6.    Waiver, Amendment. Neither these Terms and Conditions, the Exchange Agreement nor any provisions hereof or thereof shall be modified, changed or discharged, except by an instrument in writing, signed by the Company and the Investor.

7.    Assignability. Subject to Section 17, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or the Investor without the prior written consent of the other.

8.    Waiver of Jury Trial. EACH OF THE COMPANY AND THE INVESTOR HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

9.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to such state’s rules concerning conflicts of laws that might provide for any other choice of law.

10.    Submission to Jurisdiction. Each of the Company and the Investor: (a) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be instituted exclusively in the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York; (b) waives any objection that it may now or hereafter have to the venue of any such suit, action or proceeding; and (c) irrevocably consents to the jurisdiction of the aforesaid courts in any such suit, action or proceeding. Each of the Company and the Investor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

11.    Venue. Each of the Company and the Investor irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 10. Each of the Company and the Investor irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

12.    Service of Process. Each of the Company and the Investor irrevocably consents to service of process in the manner provided for notices in Section 14. Nothing in this Agreement will affect the right of the Company or the Investor to serve process in any other manner permitted by law.

Ex. A – 8

13.    Section and Other Headings. The section and other headings contained in these Terms and Conditions are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

14.    Notices. All notices and other communications to the Company provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally, sent by registered or certified mail, return receipt requested, postage prepaid or sent by facsimile or other form of electronic transmission and will be deemed given on the date so delivered (or, if such day is not a business day, on the first subsequent business day) to the following addresses, or in the case of the Investor, the address provided on Exhibit B.2 attached to the Exchange Agreement (or such other address as the Company or the Investor shall have specified by notice in writing to the other):

If to the Company:	Par Pacific Holdings, Inc. 825 Town & Country Lane, Suite 1500 Houston, Texas 77024 Facsimile: (832) 518-5203 Email: mvaughn@parpacific.com Attention: J. Matthew Vaughn with a copy to (which shall not constitute notice):
Porter Hedges LLP 1000 Main Street, 35th Floor Houston, Texas 77002 Facsimile: (713) 228-1331 Email: jcowen@porterhedges.com Attention: E. James Cowen

15.    Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the Company and the Investor and their respective heirs, legal representatives, successors and assigns.

16.    Notification of Changes. After the date of this Agreement, each of the Company and the Investor hereby covenants and agrees to notify the other upon the occurrence of any event prior to the Closing of the Exchange pursuant to this Agreement that would cause any representation, warranty or covenant of the Company or the Investor, as the case may be, contained in this Agreement to be false or incorrect.

17.    Reliance by Placement Agent and Financial Advisor. Each Placement Agent, acting as financial advisor to the Company, may rely on each representation and warranty of the Company and the Investor made herein or pursuant to the terms hereof with the same force and effect as if such representation or warranty were made directly to such Placement Agent. Each Placement Agent shall be a third-party beneficiary of this Agreement to the extent provided in this Section 17.

18.    Severability. If any term or provision of this Agreement (in whole or in part) is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

Ex. A – 9

19.    Survival. The representations and warranties of the Company and the Investor contained in this Agreement or made by or on behalf of the Exchanging Investors pursuant to this Agreement shall survive the consummation of the transactions contemplated hereby.

20.    Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned (a) by mutual agreement of the Company and the Investor or (b) by either the Company or the Investor if the conditions to such party’s obligations set forth herein have not been satisfied (unless waived by the party entitled to the benefit thereof), and the Closing has not occurred on or before May 30, 2019 without liability of either the Company or the Investor or the Exchanging Investors, as the case may be; provided that neither the Company nor the Investor shall be released from liability hereunder if the Agreement is terminated and the transactions abandoned by reason of the failure of the Company or the Investor or the Exchanging Investors, as the case may be to have performed its obligations hereunder. Except as provided above, if this Agreement is terminated and the transactions contemplated hereby are not concluded as described above, the Agreement will become void and of no further force and effect.

21.    Taxation. The Investor acknowledges that, if an Exchanging Investor is a United States person for U.S. federal income tax purposes, either (i) the Company must be provided with a correct taxpayer identification number (“TIN”) (generally a person’s social security or federal employer identification number) and certain other information on a properly completed and executed Internal Revenue Service (“IRS”) Form W-9, or (ii) another basis for exemption from backup withholding must be established. The Investor further acknowledges that, if an Exchanging Investor is not a United States person for U.S. federal income tax purposes, the Company must be provided the appropriate properly completed and executed IRS Form W8, attesting to that non-U.S. Exchanging Investor’s foreign status and certain other information, including information establishing an exemption from withholding under Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended. The Investor further acknowledges that any Exchanging Investor may be subject to 30% U.S. federal withholding or 28% U.S. federal backup withholding on certain payments made to such Exchanging Investor unless such Exchanging Investor properly establishes an exemption from, or a reduced rate of, such withholding or backup withholding. See Exhibit C for additional details

[The remainder of this page is intentionally left blank.]

Ex. A – 10

EXHIBIT B.1

Exchanging Investor Information

Exchanging Investor	Aggregate Principal Amount of Exchanged Notes	Cash Consideration	Shares

Ex. B.1 – 1

EXHIBIT B.2

Exchanging Investor:

Investor Address:

Telephone:

Country of Residence:

Taxpayer Identification Number:

Account for Shares:

DTC Participant Number:

DTC Participant Name:

DTC Participant Phone Number:

DTC Participant Contact Email:

FFC Account #:

Account # at Bank/Broker:

Wire instructions for Cash Consideration:

Bank Name:
Bank Address:
ABA Routing #:
Account Name:
Account Number:
Contact Person:

Exchanging Investor Address:

Telephone:

Country of Residence:

Taxpayer Identification Number:

Ex. B.2 – 1

EXHIBIT B.3

Exchange Procedures

NOTICE TO INVESTOR

Attached are Investor Exchange Procedures for the settlement of the exchange of 5.00% Convertible Senior Notes due 2021, CUSIP 69888VAA1 (the “Exchanged Notes”) of Par Pacific Holdings, Inc. (the “Company”) for the Cash Consideration and the Shares (as defined in and pursuant to the Exchange Agreement, dated as of May 15, 2019, between you and the Company), which is expected to occur on or about May 22, 2019. To ensure timely settlement for the Shares, please follow the instructions as set forth on the following page.

These instructions supersede any prior instructions you received. Your failure to comply with the attached instructions may delay your receipt of the Shares.

If you have any questions, please contact Katy Neumer of J. Wood Capital Advisors LLC at 407-617-9991.

Thank you.

Ex. B.3 – 1

To deliver Exchanged Notes:

You must post, no later than 9:00 a.m, New York City time, a withdrawal request for the Exchange Notes through the DTC via DWAC. It is important that this instruction be submitted and the DWAC posted on May 22, 2019.

To receive Exchange Consideration:

•	To Receive Shares:

You must direct your eligible DTC participant through which you wish to hold a beneficial interest in the Shares to be issued upon exchange to post on May 22, 2019, no later than 9:00 a.m., New York City time, a one-sided deposit instruction through DTC via DWAC for the Shares deliverable in respect of the Exchanged Notes. It is important that this instruction be submitted and the DWAC posted on May 22, 2019.

•	To Receive Cash Consideration:

You must provide valid wire instructions to the Company. You will then receive the Cash Consideration from the Company on the Closing Date.

You must comply with both procedures described above in order to complete the Exchange and to receive the Cash Consideration and the Shares in respect of the Exchanged Notes.

Closing

On May 22, 2019, after the Company receives your delivery instructions as set forth above and a withdrawal request in respect of the Exchanged Notes has been posted as specified above, and subject to the satisfaction of the conditions to Closing as set forth in your Exchange Agreement, the Company will deliver the Exchange Consideration in respect of the Exchanged Notes in accordance with the delivery instructions above.

Ex. B.3 – 2

EXHIBIT C

Under U.S. federal income tax law, a holder who exchanges Notes generally must provide such holder’s correct TIN on IRS Form W-9 or otherwise establish a basis for exemption from backup withholding. A TIN is generally an individual holder’s social security number or a holder’s employer identification number. If the correct TIN is not provided, the holder may be subject to a $50 penalty imposed by the IRS under Section 6723 of the Internal Revenue Code of 1986, as amended. In addition, certain payments made to holders may be subject to U.S. backup withholding (currently set at 28% of the payment). If a holder is required to provide a TIN but does not have a TIN, the holder should consult its tax advisor regarding how to obtain a TIN. Certain holders are not subject to these backup withholding and reporting requirements. A Non-U.S. holder must establish its status as an exempt recipient from backup withholding and can do so by submitting a properly completed IRS Form W-8 (available from the Company), signed, under penalties of perjury, attesting to such holder’s exempt foreign status. U.S. backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is timely furnished to the IRS. Holders are urged to consult their tax advisors regarding how to complete the appropriate forms and to determine whether they are exempt from backup withholding or other withholding taxes.

Ex. C – 1